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THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK NEW YORK  10286                                        FINAL  07/29/96

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-A

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996
CUSIP #126691


                           Distribution Date                            07/25/96


                                               SINGLE                   TOTAL
4.06(i) Reduction of the Stated               CERTIFICATE               AMOUNT
        Amount of Certificates

Class A-1 Certificates.        PZ1           $14.57299523        $1,090,336.93
Class A-2 Certificates.        QA5           $11.94565964          $146,776.32
Class A-3 Certificates.        QB3           $21.72961705          $440,328.96
Class A-4 Certificates.        QC1            $0.00000000                $0.00
Class A-5 Certificates.        QD9            $0.00000000                $0.00
Class A-6 Certificates.        QE7            $0.00000000                $0.00
Class A-7 Certificates.        QF4            $0.00000000                $0.00
Class X Certificates.          QH0                    N/A                $0.00
Class A-R Certificates.        QG2           $14.60000000                $1.46
Class B-1 Certificates.        QJ6            $0.59348835            $5,117.65
Class B-2 Certificates.        QK3            $0.59348858            $1,949.61
Class B-3 Certificates.        QL1            $0.59348758            $1,218.43
Class B-4 Certificates.                       $0.59349239              $584.59
Class B-5 Certificates.                       $0.59348884              $292.59
Class B-6 Certificates.                       $0.59349168              $585.00

                     Total Amount                                 1,687,191.54

Aggregate amount of any                                           1,596,049.62
Principal Prepayments

                                             SINGLE                     TOTAL
4.06(ii)   Amount of distribution           CERTIFICATE                 AMOUNT
           representing interest.

Class A-1 Certificates.                     $5.27247504            $394,481.31
Class A-2 Certificates.                     $5.37359079             $66,025.31
Class A-3 Certificates.                     $4.99704402            $101,260.10
Class A-4 Certificates.                     $5.83333348            $136,791.67
Class A-5 Certificates.                     $0.00000000                  $0.00
Class A-6 Certificates.                     $5.83333297             $54,010.83
Class A-7 Certificates.                     $5.83333379             $42,799.17
Class X Certificates.                       $1.11893818            $183,777.53
Class A-R Certificates.                     $5.30000000                  $0.53
Class B-1 Certificates.                     $5.81656732             $50,156.26
Class B-2 Certificates.                     $5.81656621             $19,107.42
Class B-3 Certificates.                     $5.81656600             $11,941.41
Class B-4 Certificates.                     $5.81656853              $5,729.32
Class B-5 Certificates.                     $5.81657201              $2,867.57
Class B-6 Certificates.                     $5.81656339              $5,733.34

                            Total Amount                          1,074,681.77
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4.06(iii)  Unpaid Interest Shortfall                                      0.00


4.06(iv) Stated Amount of
         Certificates after                ORIGINAL                       SINGLE             TOTAL
         this Distribution                 BALANCE                      CERTIFICATE          AMOUNT
Class A-1 Certificates.                   $74,819,000.00              $889.27985873       $66,535,029.75
Class A-2 Certificates.                   $12,287,000.00              $909.24136648       $11,171,848.67
Class A-3 Certificates.                   $20,264,000.00              $834.90653375       $16,918,546.00
Class A-4 Certificates.                   $23,450,000.00            $1,000.00000000       $23,450,000.00
Class A-5 Certificates.                      $402,000.00            $1,000.00000000          $402,000.00
Class A-6 Certificates.                    $9,259,000.00            $1,000.00000000        $9,259,000.00
Class A-7 Certificates.                    $7,337,000.00            $1,000.00000000        $7,337,000.00
Class X Certificates.                    $164,242,792.00              $922.05719975      $151,441,248.87
Class A-R Certificates.                          $100.00              $889.30000000               $88.93
Class B-1 Certificates.                    $8,623,000.00              $996.53226603        $8,593,097.73
Class B-2 Certificates.                    $3,285,000.00              $996.53226484        $3,273,608.49
Class B-3 Certificates.                    $2,053,000.00              $996.53214321        $2,045,880.49
Class B-4 Certificates.                      $985,000.00              $996.53226396          $981,584.28
Class B-5 Certificates.                      $493,000.00              $996.53225152          $491,290.40
Class B-6 Certificates.                      $985,692.00              $996.53226363          $982,273.88



                               Total Amount                                               151,441,248.62

4.06(v)   Pool Stated Principal Balance for the following Distribution Date              $151,441,248.87

4.06(vi)  Senior Percentage for this Distribution Date                                    89.2765893417%
          Subordinated Percentage for this Distribution Date                              10.7234106583%

4.06(vii)  Amount of the Master Servicing Fees paid to or retained by the Master
           Servicer with respect to such Distribution Date                                     48,087.69

4.06(viii) Pass-Through Rate and for each Class of Certificates

Class A-1 Certificates.                     7.00000000%
Class A-2 Certificates.                     7.00000000%
Class A-3 Certificates.                     7.00000000%
Class A-4 Certificates.                     0.00000000%
Class A-5 Certificates.                     0.00000000%
Class A-6 Certificates.                     7.00000000%
Class A-7 Certificates.                     7.00000000%
Class X Certificates.                       1.34272581%
Class A-R Certificates.                     7.00000000%
Class B-1 Certificates.                     7.00000000%
Class B-2 Certificates.                     7.00000000%
Class B-3 Certificates.                     7.00000000%
Class B-4 Certificates.                     7.00000000%
Class B-5 Certificates.                     7.00000000%
Class B-6 Certificates.                     7.00000000%



4.06(ix)  Amount of Advances included in the  distribution on such  Distribution Date                35,525.00
          Aggregate  amount of Advances  outstanding  as of the close of business on                 47,057.33
          such Distribution Date.




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4.06(x)  The number and aggregate principal amounts of Mortgage Loans delinquent


                30 to 59 days                        10                  2980527
                60 to 89 days                         4            $1,427,361.60
                   90 or more                         0                    $0.00

          The number and aggregate principal amounts of Mortgage Loans in foreclosure


          In foreclosure

4.06(xi)

4.06(xii)  Loan number and Stated  Principal  Balance of any Mortgage  loan that became an REO Property during the preceding calendar month.

4.06(xiii) Total  number  and  principal  balance of any REO  Properties as of
           the close of  business on the Determination  Date  preceding   such
           Distribution Date.

4.06(xiv)  Senior Prepayment Percentage                          100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month.

4.06(xvi)  Special Hazard Loss Coverage Amount                      1,982,015.16
           Required Fraud Loss Coverage                             4,927,284.00
           Current Bankruptcy Amount                                  125,000.00

4.06(xvii) Guaranteed Distributions paid for such Distribution Date on Class A-4

4.06(xviii) Amount of withdrawal from Reserve Fund since prior Distribution Date

                                 Class A-4                                  0.00

4.06(xix)  Amount remaining in Reserve Fund after  Withdrawn  Amounts  for

                                 Class A-4                             45,000.00